                                                                    Exh. 10.1.22

                      Purchase Order - TLER Associates Ltd.

                                                   ORDER DATE:  JANUARY 10, 2000

                                   MAIL ORIGINAL INVOICE AND ONE COPY DIRECT TO:

                                                     Suite C, Regent Center East
                                                                P.O. Box F-40132
                                                Freeport, Grand Bahamas, Bahamas

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
To:  Beacon Power Corporation                Ship To:  To be determined at time of
6D Gill Street                                        shipment
Woburn, MA  01801


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TAX                      REQUIRED DATE               TERMS               SHIP VIA
                         Before 6/30/2001            Net 30              TBD

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F.O.B.                   Vendor Order No.            Freight             Other
Factory, Woburn, Ma.

ITEM#   PART/MODEL#   DESCRIPTION                         QUANTITY   UNIT PRICE   TOTAL PRICE
1.)                   Beacon 2 KWH Flywheel Energy Sys.   100        $15,000     $1,500,000.00

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                                                          SUBTOTAL:            $,1500,000.00

                                                          SALES                -------------

                                                          SHIPPING/HANDLING:   TBD

                                                          OTHER:               Installation TBD

                                                          TOTAL CHARGES:       TBD

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P.O. Numbers Must Be Referenced On Each Package,
Packing Slip, Invoice, And/Or Any Other
Correspondence.  Please Enter Our Order for the
Goods Described Herein, Subject to the Terms and
Provisions Set Forth on the Face And Reverse Side of this Purchase Order.

                                           By:  /s/ R. Lane
                                               ------------------

                         AGREEMENT FOR THE SALE OF GOODS

This Agreement for the Sale of Goods ("Agreement") made and effective this January 10, 2000, by and between Beacon Power Corporation, A Massachusetts Corporation ("Seller") and TLER Associates Ltd., A Bahamas Corporation ("Buyer").

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain tangible personal property.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.  SALE.
Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase the following tangible personal property (the "Goods"): one hundred
(100), Beacon 2 KWH Flywheel Energy Storage Systems.

2.  PRICE.
Buyer shall pay Seller for the Goods the sum of fifteen thousand dollars ($15,000) for each unit. Buyer shall make payment of the purchase price in full within thirty (30) days following delivery of the Goods by Seller provided herein, subject to Buyer's right of inspection as set forth in Section 4 below. In the event that the purchase price is not timely paid, in addition to its other remedies, Seller may impose, and Buyer shall pay, a late payment charge equal to one percent (1%) of the overdue amount each month.

3.  SHIPPING.
Seller shall deliver the goods to a shipper (selected by Buyer) as follows:
Beacon Power Factory, 6D Gill Street, Woburn, MA 01801. Buyer shall be solely responsible for the expenses associated with shipping. The risk of loss from any casualty to the Goods, regardless of the cause, shall be upon Buyer upon the delivery of the Goods to Buyer's shipper as set forth herein. When practicable, Seller will follow Buyer's requested shipping instructions. If none are requested, Seller will use it discretion in selecting an appropriate transportation method.

4.  RIGHT OF INSPECTION.
Buyer shall have the right to inspect the goods on arrival at Buyer's facility. Within thirty (30) business days after delivery, Buyer must give notice to Seller of any claim with respect to the condition, quality or grade of the Goods or non-conformance to this Agreement, specifying the basis of the claim in detail. Seller may, at its option inspect the Goods at Buyer's facilities to confirm that the Goods do not conform. Failure of Buyer to comply with these conditions within the time set forth herein shall constitute irrevocable acceptance of the Goods by Buyer. In the event the Goods do not conform to this Agreement, Buyer's sole remedy and Seller's sole obligation, shall be at Seller's option to replace the Goods at Seller's expense or credit Buyer the amount of the purchase price for the non-conforming goods. Return shipping shall be the responsibility of Seller.


                                  Page 1 of 3
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5.  IDENTIFICATION OF GOODS.
Identification of the Goods shall not be deemed to have been made until both Buyer and Seller have specified that the Goods are to be appropriated to the performance of this Agreement.

6.  WARRANTY.
Seller warrants that the Goods shall be free of all liens and encumbrances at the time of delivery, except for any lien or encumbrance created or permitted to be created by Buyer. Seller warrants that it is the owner of the Goods or otherwise has the right to sell the Goods and otherwise perform Seller's obligations set forth in this Agreement and neither knows, nor has any reason to know of the existence of any outstanding title or claim of title hostile to the rights of Seller in the Goods. Seller also warrants that the Goods shall be of good material and workmanship and free of material defects for a period of three years following delivery to Buyer. If any of the Goods sold hereunder do not conform to this limited warranty, Buyer shall notify Seller not more than five days following the end of the warranty period and for any Goods that do not conform to this warranty, Buyer's sole remedy, and Seller's sole obligation, shall be to replace the defective Goods at Seller's expense or to refund the purchase price. EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO WARRANTY TO BUYER WITH RESPECT TO THE GOODS, AND BUYER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.  TRANSFER OF TITLE.
Title to and ownership of the goods shall not pass from Seller to Buyer until Buyer has paid in full the purchase price to Seller.

8.  LIMITATION OF LIABILITY:
In no event shall Seller be liable for any special, indirect, incidental or consequential damages arising out of or connected with this Agreement or the Goods, regardless of whether a claim is based on contract, tort, strict liability or otherwise, nor shall Buyer's damages exceed the amount of the purchase price of the Goods.

9.  TAXES.
Buyer shall pay or reimburse Seller as appropriate for any sales, use, excise or other tax imposed or levied with respect to the payment of the purchase price for the Goods or the conveyance of title in the Goods to Buyer. In no event shall Buyer be responsible for any tax imposed upon Seller based upon Seller's income or for the privilege of doing business.

10.  NOTICES.
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

         If to Seller:
               Beacon Power Corporation
               6D Gill Street
               Woburn, MA 01801

         If to Buyer:
               TLER Associates Ltd.
               Suite C, Regent Center East
               P.O. Box F-40132
               Freeport, Grand Bahamas, Bahamas

11.  GOVERNING LAW.
This Agreement shall be construed and enforced in accordance with the laws of the state of Massachusetts.

12.  FINAL AGREEMENT.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

13.  SEVERABILITY.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

14.  HEADINGS
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


Beacon Power Corporation                  TLER Associates Ltd.



By: /s/ William Stanton                   By: /s/ Dr. Ricardo Farnes
   ----------------------                     -------------------------
William Stanton                           Dr. Ricardo Farnes
Chief Executive Officer                   Chief Financial Officer


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